UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”), acting on the recommendation of the Nominating and Corporate Governance Committee, amended and restated the Amended and Restated Bylaws of the Company (the “Bylaws”). Set forth below is a summary of the material amendments to the Bylaws:

  Article II, Section 8 of the Bylaws has been amended to delete the requirement that voting at meetings of shareholders be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter. Article III, Section 3 of the Bylaws was amended to delete the requirement that election of directors be by ballot vote upon a shareholder demand.

  Article III, Section 3 of the Bylaws has been amended to modify the advance notice requirements for shareholder nominations of directors. As amended, a shareholder seeking to nominate a director must provide written notice of the nomination to the Secretary of the Company within the following time frames: (1) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date, such notice must be given by the close of business on the later of (A) the date 90 days prior to the announced meeting date or (B) the tenth day following the date such meeting date is first publicly announced or disclosed; and (2) in the case of a special meeting called for the purpose of nominating directors in accordance with the Bylaws, the notice must be given not later than the close of business on the tenth day following the day on which the date of the special meeting and on which the director nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed. The amended Bylaw also provides for certain notice time periods in the event of certain increases in the size of the Board of Directors. The amended Bylaw also specifies the type of information to be included with any shareholder’s notice of nomination, including information of the type required to be disclosed under applicable proxy statement rules by the Company about its director nominees and certain information about derivative instruments and other rights or transactions that have the effect of increasing or decreasing the shareholder’s or its nominee’s (or any person on whose behalf the shareholder is acting) economic risk or voting power with respect to the Company’s securities. As a result of the Bylaw amendment, any nomination for directors for the 2009 Annual Meeting must be submitted no later than the close of business on March 19, 2009, based on the June 17, 2008 date for last year’s annual meeting.

  Article III, Section 5 of the Bylaws has been amended to clarify that directors elected to fill vacancies on the Board shall be divided among the three classes of directors of the Company’s staggered Board as nearly equal as possible in accordance with Article III, Section 2 of the Bylaws.

  Article III, Sections 7 and 8 of the Bylaws (relating to emeritus directors and the mandatory retirement age for directors) have been deleted in their entirety.

  Article VI, Section 1 of the Bylaws has been amended to delete the reference to a Chief Operating Officer, and Article VI, Section 7 (relating to the Chief Operating Officer) has been deleted in its entirety.

  Article VI, Section 8 of the Bylaws has been amended (and renumbered) to clarify the order of succession of the Company’s vice-presidents in the event of the absence or disability of the President.

  Article IX, Section 4 of the Bylaws has been amended to modify the mechanics for the replacement of lost share certificates and clarify the role of the Company’s transfer agent in connection therewith.

  Article X, Section 2 of the Bylaws has been amended to delete the reference to the impress of the Company’s corporate seal on the Bylaws.

The amendments became effective upon their approval by the Board of Directors. The foregoing description of the Amended and Restated Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. Shareholders are urged to read carefully the entire Amended and Restated Bylaws. The full text of the Company’s Amended and Restated Bylaws, as amended and restated, is attached hereto as Exhibit 3.1 and is hereby incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Krispy Kreme Doughnuts, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: December 15, 2008

	By	/s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer